                                                                    EXHIBIT 10.5


                             EMPLOYMENT AGREEMENT
                             --------------------

                         BRAUN -  foreignTV.com, INC.

                                   CONTENTS
                                                                            Page
                                                                            ----


1.   Employment...........................................................    1

2.   Employment Term......................................................    1

3.   Position and Duties..................................................    1

4.   Authority............................................................    3

5.   Best Efforts of the Executive........................................    3

6.   Representations of the Executive.....................................    3

7.   Representations of the Company.......................................    4

8.   Liability and Insurance..............................................    4

9.   Compensation.........................................................    4

10.  Sick Leave...........................................................    6

11.  Medical Insurance....................................................    6

12.  Expenses.............................................................    6

13.  Payment of Taxes.....................................................    6
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14.  Termination.....................................................    7

15.  Compensation and Effects Following Termination..................    9

16.  Non-Competition.................................................   11

17.  Nondisclosure of Confidential Information.......................   12

18.  Noninterference.................................................   12

19.  Specific Enforcement............................................   12

20.  Severability....................................................   13

21.  Entire Agreement and Amendment..................................   13

22.  Assignment......................................................   13

23.  Waiver of Compliance............................................   13

24.  Descriptive Headings............................................   14

25.  Affiliate.......................................................   14

26.  Counterparts....................................................   14

27.  Notices.........................................................   14

28.  Law Governing...................................................   15

29.  Arbitration.....................................................   15

                             Employment Agreement
                             --------------------


          This Agreement made as of _____________, 1999, by and between Jonathan Braun (the "Executive") and foreignTV.com, Inc., a Delaware corporation, (the "Company") (hereinafter collectively: the "Parties")

     WHEREAS, the Company wishes to hire the Executive to work for it as its Chief Executive Officer with duties and responsibilities as set forth in this Agreement below; and

     WHEREAS, the Company and the Executive wish to set forth in writing the terms and conditions pursuant to which the Executive shall be employed by the Company.

     NOW, THEREFORE, In consideration of the mutual representations, covenants, agreements and stipulations contained herein, the parties intending to be legally bound agree as follows:


1.   Employment.

     1.1. The Company hereby employs the Executive as its Chief Executive Officer, and the Executive hereby accepts and agrees to such hiring, engagement and employment, for the Term of the employment (as defined below) and all on the terms and conditions hereafter set forth.

     1.2. The Executive shall have the duties and rights set forth and provided in this Agreement, and the Parties agree that all terms and conditions of Executive's employment with the Company shall be governed solely by this Agreement except where expressly stated otherwise.

2.  Employment Term.

     The Company hereby agrees to employ the Executive, and the Executive hereby agrees to such employment, subject to the terms and conditions set forth herein, for a term for five years, commencing retroactively as of January 1, 1999 and continuing through December 31, 2004 (the "Term"), unless sooner terminated as herein set forth.

3.   Position and Duties.

     3.1. As Chief Executive Officer, the Executive shall also serve as an officer and/or as a director of any of the corporations or entities affiliated with the Company, as may be requested of him by the Board of Directors of the Company (the "Board").

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     3.2.   The Executive shall serve in the capacities of and perform the obligations and duties of the office of Chief Executive Officer as set forth in the Certificate of Incorporation and By-Laws of the Company as amended from time to time. In the absence of the Chairman of the Company, the Executive shall act as Chairman in his place.

     3.3. Executive's employment hereunder shall be subject to the general supervision, orders, advice and direction of the Company, as determined by the Board. Executive shall perform such duties which are customarily performed by a person holding a similar position with other employers engaged in the same or similar business.

     3.4. The Executive shall report and be directly responsible to the Board of Directors of the Company and shall also have such other powers and duties as may from time to time be prescribed by the Board.

     3.5. The Executive shall devote his full working time and efforts to the business and affairs of the Company and its subsidiaries and affiliates. It is understood and agreed that the pursuit of personal investments and activities which are not violative of the non-competition provisions of this Agreement and which do not materially impair or detract from Employee's performance of his duties to the Company shall not be in contravention of this Section 3.5. It is expressly agreed that the Executive's employment by and activities in and relating to the not-for-profit corporation, the Center For Contemporary Diplomacy, Inc. (the "Center"), shall not be deemed to be in contravention of this Section 3.5.

     3.6. Subject to the terms of this Agreement, the Executive shall be responsible for the general management of the Company's affairs and the day-to-day managing, operating and administration of the Company's business, and generally do all things reasonably deemed necessary or desirable by the Board for the proper management, operation and administration of the Company's business, with requisite authority to carry out his duties.

     3.7. The Company shall not require the Executive to be employed in any location other than metropolitan New York City unless he consents in writing to such location.

     3.8. During the Term of his employment, Executive shall be furnished with office space and facilities commensurate with his position and adequate for the performance of his duties; he shall be provided with the perquisites customarily associated with the position of a senior executive and Chief Executive Officer of a company.

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4.   Authority.

     4.1. The Company authorizes the Executive, for the Company's account and on its behalf, to perform any act or do anything necessary or desirable in order to carry out the Executive's duties as set forth in this agreement and everything done by the Executive under the provisions of shall be done as agent of the Company, and all obligations or expenses incurred hereunder shall be at the expense of Company.

     4.2. All obligations or expenses incurred hereunder shall be for the account of, on behalf of, and at the expense of the Company except as otherwise specifically provided for in this Agreement, provided, however that the Company
                                             --------  -------
shall not be obligated to reimburse the Executive for any expenses incurred in entering this Agreement or in payment for any legal, accounting, or other professional counsel, advice, or services sought or received by Executive in connection with the negotiation and consummation of this terms of this Agreement.

5.   Best Efforts of the Executive.

     The Executive shall use his best efforts in performing his duties hereunder, and in furthering the interests of the Company and its business. The Executive shall render his services in a faithful, responsible and competent manner, all in accordance with the terms and conditions of this Agreement and the Company's policies and procedures.

6.   Representations of the Executive.

     The Executive represents and warrants to the Company that:

     6.1. He has the expertise, experience and capability to perform the duties assigned to him hereunder;

     6.2. He is not suffering from any physical or mental condition which may impair his capability to perform the duties assigned to him hereunder;

     6.3. He is familiar and/or will familiarize himself with the Company's policies and procedures, will fully adhere to them during his employment hereunder, and will refrain from any act or communication that may reflect unfavorably upon the Company, its business or its affiliates; and

     6.4. He has carefully read and understood this Agreement, and is entering into it of his own free will.

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

7.   Representations of the Company.

     The Company represents and warrants that it is relying on the Executive's representations in entering into this Agreement, and that it is willing to employ the Executive subject to the terms and conditions of this Agreement and to perform its obligations hereunder.

8.   Liability and Insurance.

     8.1. The Executive shall not be liable to the Company for any loss or damage not caused by the Executive's own gross negligence or intentional failure to comply with his obligations hereunder.

     8.2. The Company will indemnify the Executive against and hold the Executive harmless from (a) any liability, damages, costs and expenses (including reasonable attorneys' fees) sustained or incurred for injury to any person or property in, about and in connection with the Company's business, from any cause whatsoever, unless such injury shall be caused by the Executive's own
(i) illegal or unlawful act of a nature involving moral turpitude, (ii) gross negligence, or (iii) repeated failure to comply with his obligations which remained uncured after notice by the Board, hereunder; and (b) any liability damages, penalties, costs and expenses, statutory or otherwise, for all acts properly performed by the Executive pursuant to the instruction of the Board; provided, in each of the foregoing instances, that the Executive promptly advises the Board of its receipt of information concerning any such injury and the amount of any such liability, damages, penalties, costs and expenses. The Company shall pay all expenses, including any and all attorney's fees, actually incurred by Executive in connection with the investigation of any such matter, the defense of any such action ,suit or proceeding and in connection with any appeal thereon, including the cost of any settlements. The indemnification under this Section 8.2 shall be deemed as adding to any other obligation of the Company to indemnify the Executive as an officer or director of the Company, to the maximum extent permitted by applicable law.

     8.3. The Company shall carry sufficient liability insurance, workmen's compensation and will deliver, upon Executive's demand, a copy of such liability insurance to the Executive or a certificate evidencing the same.

9.   Compensation.

     9.1.  Base Salary.
           -----------
          (a) During the Term of employment, the Company shall pay the Executive an annual base salary of $150,000, payable in substantially equal installments that shall be weekly, bi-weekly, semi-monthly or monthly, depending on the policy that

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     the Company adopts for payment of base salary to its senior officers.

          (b) The Executive's base salary will be subject to review at least once at the end of each calendar year, provided that upon each review the annual increase shall be no less than 10% of the Base for the immediately preceding year.

     9.2.  Incentive Compensation.
           ----------------------

          (a) The Company, if determined desirable and if conditions so allow, at the determination and discretion of the Board, grant the Executive a bonus based on Executive's achievements, it being acknowledged and agreed that the Company will be under no obligation to grant such a bonus.

          (b) When the Company achieves a positive net operating income, as determined by independent auditors, in any fiscal year, the Executive shall be automatically entitled to a one-time bonus of $25,000.

     9.3.  Withholding.  The Company shall be entitled to withhold such amounts
           -----------
from compensation and other payments as are necessary to comply with federal, state and local withholding laws.

     9.4.  Benefits.
           --------

          (a) During the Term of employment hereunder, the Executive shall be entitled to participate in and receive all benefits under all of the benefit plans and arrangements of the Company currently or hereafter made available by the Company to its Executives, senior officers, or in lieu of any of such plans and arrangements of the Company, plans and arrangements agreed to by the Board and the Executive.

               Nothing provided for in this Section 9.4 (a), shall be interpreted to limit or in any way affect to the Company's right to amend or terminate any of its benefit plans and arrangements with respect to its senior officers, or other employees, whether or not the Executive is then participating in such plan or arrangement.

          (b) In addition to the provisions of Section 9.4(a), and subject to the directives of the Board, the Executive shall have a car allowance of up to $575 per month, plus parking and insurance. The Executive shall also have an allowance for a telephone line at his home and a mobile telephone for Company business.

          (c) If employee is insurable at regular rates the Company shall purchase a disability insurance policy providing for a net after tax income substantially equivalent to what

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     Executive's net after tax income would be on his base salary, such payments to begin after Executive is disabled for 60 days. If Executive is insurable at rates in excess of "regular rates", if Executive pays such excess, Company will pay the balance of the premium.

     9.5.  Vacations.  The Executive shall be entitled to five (5) weeks, or
           ---------
twenty five (25) business days, paid vacation in each calendar year.

10.  Sick Leave; Personal Days.

     In case of illness, the Executive shall be entitled to up to fourteen (14) days of sick leave per year and up to seven (7) personal per year. During authorized sick leave, the Executive's salary and other benefits shall continue to be paid or accrued. Unused sick days may be carried over from year to year but are not reimbursable upon the termination of this Agreement.

11.  Medical Insurance.

     The Executive, his spouse and children under 18 living with him, shall be covered by the Company's group medical insurance policy, dental and long term disability insurance, at no cost to the Executive, throughout the Term of his employment.

12.  Expenses.

     The Executive shall receive reimbursement on a monthly basis for reasonable business expenses incurred by him in connection with the performance of his duties hereunder. Executive shall provide the Company with proper documentation for each expense. If the Company reimburses the Executive for expenses later determined to be non-deductible for federal income tax purposes, all such amounts shall be treated as additional compensation to him.

13.  Payment of Taxes

     13.1. To the extent required by prevailing law, the Company shall deduct from the salary payable to the Executive under this Agreement all social security, federal, state and local taxes and charges as may now be in effect or which may hereafter be enacted or required by applicable law as charges on the compensation of the Executive.

     13.2. To the extent required by prevailing law, the Company shall pay such social security, disability, unemployment and workmen's compensation charges imposed upon the Company by virtue of its employment of the Executive.

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     13.3.  The Executive shall notify the Company of any change in his place of residence or status which may affect his tax liability.

14.  Termination.   The Executive's employment (herein the "Employment")
hereunder shall terminate only at the expiration of the Term, or prior thereto upon the occurrence of one of the following:

     14.1. Death.  The Executive's employment hereunder shall terminate upon his
           -----
death ("Death").

     14.2. Disability.
           ----------

          (a) The Company may terminate the Employment hereunder if he becomes physically or mentally incapacitated and by reason thereof becomes unable to perform his duties hereunder for a period of 60 or more days during any period of twelve consecutive months; and

          (b) The Executive may terminate his employment hereunder if, in the judgment of a physician selected by him and in the concurrent judgment of a physician of the Company's selection, the Executive's health has become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life (such reason for termination by the Company or by the Executive is hereinbelow referred to as "Disability").

          The Company may waive its right to seek concurrent judgment of a physician of its selection. If the Company exercises said right, and if the respective judgments of the physician selected by the Executive and the physician selected by the Company do not concur, the judgment of a third physician to be chosen by the Executive and the Company's physicians shall be controlling.

     14.3. Cause.  The Company may terminate the Employment hereunder for cause
           -----
(herein "Cause"). The Company will have Cause to terminate the Employment hereunder upon:

          (a) any willful or intentional and gross act or conduct by the Executive having the effect of materially injuring the Company or its affiliates;

          (b) the Executive's conviction of a crime (including conviction pursuant to a plea of nolo contendere) involving, in the judgment of the Board fraud, dishonesty or moral turpitude; or

          (c) any material, recurring and ongoing defaults, material nonperformance or material violations by the Executive of the material terms of this Agreement, which, despite specific written notice by the Board, remain uncured after an unreasonable

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period of time, which such period shall be no less than sixty (60) days.

     14.4. On Company's Notice.  The Company may terminate the Employment with
           -------------------
no reason or cause whatsoever (herein termination "On the Company's Notice").

     14.5. By Executive Without Reason.  The Executive may terminate the
           ---------------------------
Employment (herein termination "On the Executive's Notice").

     14.6. By Executive With Reason.  The Executive may terminate the Employment
           ------------------------
at any time for "good reason" (herein termination "By Executive With Reason"), upon one or more of the following:

          (a) The failure to elect or appoint, or re-elect or re-appoint the Executive to, or removal or improperly attempted removal of Executive from, his position as Chief Executive Officer of the Company, except in connection with the proper termination of Executive's employment by reason of Cause, Death or Disability as provided herein;

          (b) A reduction in Executive's overall compensation other than his discretionary bonus under Section 9.3(a), or an adverse change in the nature or scope of the authorities, powers, functions or duties normally attached to Executive's position with the Company;

          (c) The Company's failure or refusal to perform any obligations required to be performed in accordance with this Agreement after reasonable notice an opportunity to cure same; and

          (d) A change in control of the company occurs.  As used in this
     Section 14(d), a "Change in Control" shall be deemed to have occurred upon the passage of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons have acquired, or obtained the right to acquire, beneficial ownership of fifteen (15%) percent of the outstanding Common Stock of the Company (the "Shares"); or
     (ii) ten (10) days following the commencement of, or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of fifteen (15%) percent of such outstanding Shares; (iii) ten (10) days after a person or group of affiliated or associated persons has (x) become the owner of at least ten (10%) percent of the Shares or has filed a Schedule 13D or 13G with the Securities and Exchange Commission and (y) whose ownership interest is deemed by the Board to cause a material adverse impact on the business or

                                       8
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     the prospects of the Company; or (iv) a change in the composition of a majority of the Board.

     14.7. Notice and Date of Termination.  Any termination pursuant to Sections
           ------------------------------
14.1 through 14.6, herein shall be communicated by written notice of termination to the other party (herein referred to as the "Notice of Termination"). The date of termination of the Employment hereunder (herein the "Date of Termination") shall be:

          (a) the date of the Executive's death, if his Employment is terminated for Death; or

          (b) the date on which a Notice of Termination is given or made effective, if the Employment is terminated by the Company for Disability, Cause or On Notice, respectively; or

          (c) the date on which a Notice of Termination is given or made effective, if the Employment is terminated by the Executive on Executive's Notice or by the Executive With Reason.

15.  Compensation and Effects Following Termination.

     15.1. If the Employment is terminated For Death, Disability, On the Company's Notice, or By Executive With Reason, the Executive, or his successors or dependents (collectively in this Section: the "Executive") shall be entitled to the following compensation:

          (a) All unpaid amounts due on account of Executive's base salary and all benefits and bonuses until the date of Termination;

          (b) The base salary and all benefits and bonuses hereunder at the rate prevailing at the time of Termination for the remainder of the first year of the Term, if the Termination is effective prior to twelve (12) months following the date hereof, and thereafter for a period of one (1) year;

          (c) A severance payment in a lump sum equivalent to the base salary and bonuses equivalent to one (1) year for each year of prior employment with the Company (whether during the initial Term of employment or thereafter), plus a pro-rated amount for each portion of a year of prior employment with the Company;

          (d) Any options granted to Executive which have not, by the term thereof vested, shall be deemed to have vested at the termination, and shall thereafter be exercisable for the maximum period of time allowed for exercise thereof under the terms of the option(s); and

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          (e)  The Company's (and Executive's and his dependents') participation in any and all medical, dental and disability insurance plans shall be continued, or equivalent benefits provided to him or them by the Company at no cost to him or them, for a period of two (2) years from the date of Termination.

     15.2. If the Employment is terminated at the expiration of the Term of employment or by the Executive on the Executive's Notice, the Executive shall be entitled as follows:

          (a) All unpaid amounts due on account of Executive's base salary and all benefits and bonuses until the date of Termination;

          (b) A severance payment in a lump sum equivalent to the base salary and Bonuses equivalent to one half (1/2) year for each year of prior employment with the Company (whether during the initial Term of employment or thereafter), plus a pro-rated amount for each portion of a year of prior employment with the Company;

          (c) Any options granted to Executive which have not, by the term thereof vested, shall be deemed to have vested at the termination, and shall thereafter be exercisable for the maximum period of time allowed for exercise thereof under the terms of the option(s); and

          (d) The Company's (and Executive's and his dependents') participation in any and all medical, dental and disability insurance plans shall be continued, or equivalent benefits provided to him or them by the Company at no cost to him or them, for a period of one (1) year from the date of Termination.

     15.3. If the Employment is terminated by the Company for Cause, the Executive shall be entitled as follows:

          (a) All unpaid amounts due on account of Executive's base salary and all benefits and bonuses until the date of Termination;

          (b) to the extent medical insurance or other benefits are required by law to be extended or offered for a longer period, the Company shall comply with such requirements; and

          (c) Any options granted to Executive which have vested, shall thereafter be exercisable for the minimum period of time allowed for exercise thereof under the terms of the option(s). Any options granted to Executive which have not yet vested, at the date of Termination, shall expire upon Termination.

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

     15.4. Any extension of benefits following the termination of employment provided for herein shall be deemed to be in addition to and not in lieu of, any period for benefits continuation provided for by law at the Company's or Executive's expense.


16.  Non-Competition.

     16.1. During the period of the Employment hereunder and during the applicable post-termination non-competition period as specified in Section 16.2, herein, the Executive shall not own any interest, or provide any financing for, or perform any service for, any business organization which directly or indirectly engages in competition with the Company within the principal geographic areas where the Company is or has during the term of this Agreement developed substantial plans to commence doing business (herein the "Territory"); or, as a sole proprietor, director, officer, shareholder, employee, manager, consultant, independent contractor, advisor or otherwise, engage directly or indirectly in competition in the Territory with, any business conducted by the Company or by its respective affiliates or any business which the Company or any of its respective affiliates had developed substantial plans to enter into during the employment with the Company pursuant to this Agreement or prior hereto. Any business organization whose principal business is conducted on or through the Internet shall be deemed as competing with the Company in the Territory; provided, however, that the non-competition provisions of this Section shall not apply (a) to paid or voluntary work for nonprofit Internet projects, provided they do not directly compete with foreignTV.com; (b) paid or voluntary work for a local community-based Internet venture (e.g. northsalem.com community news and information Web site); and (c) freelance writing and interviewing. Anything to the contrary notwithstanding, the Executive's employment by and activities in and relating to the Center shall not be deemed to be in contravention of this Section 16.1.

     16.2.  Post-termination non-competition period.

          (a) In the case of Termination of the employment for Cause or by the Executive on Notice, the applicable post-termination non-competition period shall be the period ending two (2) years following the Termination of the employment hereunder.

          (b) In the case of Termination of the employment for Disability, the applicable post-termination non-competition period shall be the period ending one (1) year following the Termination of the employment hereunder.

          (c) In the case of Termination of the employment on the Company's Notice or by the Executive for Reason, there shall be no applicable post-termination non-competition period hereunder.

     16.3. If a court of competent jurisdiction shall determine that the any of provisions of Section 16.2 transcend or contravene the provisions of applicable law, ipso facto this section shall be deemed revised to comply with applicable
     ----------
law and shall be construed in such a manner as to render this Section as so revised enforceable under such law.


17.  Nondisclosure of Confidential Information.

     17.1. The Executive shall not, except as authorized or required by the Company, in any manner, directly or indirectly, reveal, divulge, disclose or otherwise communicate or make available to any person, firm, corporation or entity any information concerning any matters affecting or relating to the Company, its affiliates and/or any customers of the Company, their business, affairs, manner of operation, plans or policies, the prices they charge or any other information, except such information that is already in the public domain due to no fault of the Executive.

     17.2. The provisions of this Section shall survive the term of this Agreement.


18.  Noninterference.

     During and after the Term of this Agreement, the Employee shall not in any manner, directly or indirectly, affect to the detriment of the Company or any of its affiliates any relationship of the Company, or any of its affiliates, or any of their respective officers, employees and agents with any customer, supplier or employee the Company or any affiliate, or cause any customer or supplier to refrain from doing business with the Company or any affiliate thereof. Nothing in this Section 18 shall be deemed to prevent Employee from competing with the Company after the expiration of the applicable post-termination non-competition period, even if such competition may have the effect of detrimentally affecting the business of the Company.


19.  Specific Enforcement.

     The Executive acknowledges and agrees that the Company would be irreparably harmed and could not be made whole by monetary damages in the event any of the terms and provisions of this Agreement were not performed by him in accordance with its terms. Accordingly, the Executive agrees that, in addition to any other remedy to which the Company may be entitled, the Company shall be

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entitled to an injunction or injunctions to prevent breaches of, and to obtain specific performance of, any or all of the terms and provisions hereof and shall be entitled to other equitable relief.


20.  Severability.

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions will remain in full force and effect and will in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed such remaining terms, provisions, covenants and restrictions without including any of such as may be hereafter declared invalid, void or unenforceable.


21.  Entire Agreement and Amendment.

     This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.


22.  Assignment.

     This Agreement shall not be assignable by any party hereto, except that it shall be assignable by the Company to any companies that are or may become affiliated to it but no such assignment shall release to the assigning party from its financial obligations hereunder. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the heirs, personal representatives, successors and permitted assigns of the parties hereto.


23.  Waiver of Compliance.

     Any failure of one of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the other party only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

24.  Descriptive Headings.

     Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of the Agreement.


25.  Affiliate.

     As used in this Agreement, the term "affiliate" means a person or entity controlled by, controlling, or under common control with the Company.


26.  Counterparts.

     For the convenience of the parties, any number of counterparts of this Agreement may be executed by one or more parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.


27.  Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, dispatched by way of recognized courier service, such as Federal Express, by facsimile transmission (with a confirmation copy mailed), or mailed (registered or certified mail, postage prepaid, return receipt requested) to the respective parties at the following addresses:

               To the Executive:

               Jonathan Braun
               24 Hollyhill Lane
               Katona, N.Y.  10536
               Telephone:     914 232 0358
               facimile:      914 232 5662

               With a copy to:

                                    Esq.

               To the Company:

               foreignTV.com, Inc.
               162 Fifth Avenue, Suit 1005A
               New York, N.Y.  10010

               Attention: Mr. Albert T. Primo

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

               with copies to:

               Marc D. Leve, Esq.
               264 Lexington Ave., #2A
               New York, N.Y. 10016


or to such other address as any party hereto may, from time to time, designate in a written notice given in a like manner.


28.  Law Governing.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State, without reference to any rules of conflicts of laws.

29.  Arbitration.

     All disputes, controversies or claims with respect to any of the terms or conditions of, or the performance of the parties under, or termination of, this Employment Agreement which cannot be settled amicably by the parties, whether or not such disputes, controversy(ies) or claim(s) are arbitrable under applicable law, shall be finally settled by arbitration in accordance with the Employment Commercial Arbitration Rules of the American Arbitration Association in New York City. The arbitration proceedings shall be conducted in New York City in the English Language before one (1) arbitrator. The award of the arbitrator shall be final and binding upon the parties and judgment upon such award may be entered in any court having jurisdiction or application may be made to such a court for a judicial acceptance of such award and judgment or order of enforcement, as the case may be.


     IN WITNESS THEREOF THE PARTIES have executed this Agreement as of the date first herein written.


THE COMPANY:                                        THE EXECUTIVE

foreignTV.com, Inc.


By: ______________________                       ___________________
Name:                                               Jonathan Braun
Title:


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